EXHIBIT 10.4

THIRD AMENDMENT
TO
THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
MODIV OPERATING PARTNERSHIP, LP

Dated as of December 29, 2023

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF MODIV OPERATING PARTNERSHIP, LP (this “Amendment”), dated as of December 29, 2023, is entered into by MODIV INDUSTRIAL, INC., a Maryland corporation, as general partner (the “General Partner”) of MODIV OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Partnership”), for itself and on behalf of the Limited Partners of the Partnership.

WHEREAS, the Third Amended and Restated Limited Partnership Agreement of the Partnership was entered into effective as of February 1, 2021, and amended on September 15, 2021, and December 21, 2022 (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”);

WHEREAS, pursuant to Article 11 of the Partnership Agreement, the General Partner may amend the Partnership Agreement, without the consent of the limited partners of the Partnership, for any reason provided that such amendment does not adversely impact the rights, privileges and preferences of the Class M Units, Class P Units or Class R Units or otherwise fall into one of the categories enumerated in clauses (a) through (d) of Article 11 of the Partnership Agreement;

WHEREAS, the General Partner believes it is desirable and in the best interest of the Partnership and the Limited Partners of the Partnership to amend the definition of “Specified Exchange Date” for the benefit of the Limited Partners to provide the General Partner with the flexibility to adopt a shorter duration than previously allowed, on an ad hoc basis, between the time of receipt of a Notice of Exchange or a Notice of Conversion and the Specified Exchange Date; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Article 11 of the Partnership Agreement, and as authorized by the unanimous written consent, dated as of December 29, 2023, of the Board of Directors of the General Partner, the General Partner desires to amend the Partnership Agreement by amending the definition of the “Specified Exchange Date” set forth in Article 1 of the Partnership Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.The definition of “Specified Exchange Date” set forth in Article 1 of the Partnership Agreement is hereby deleted in its entirety and a new the following definition of “Specified Exchange Date” is hereby inserted in its place:

Specified Exchange Date means the first business day of the month that is at least 60 business days after the receipt by the General Partner of a Notice of Exchange or a Notice of Conversion; provided, however, that, with respect to a single exchange or conversion of Partnership Units or multiple exchanges or conversions of Partnership Units, the General Partner may select an earlier Specified Exchange Date in its sole discretion.

2.Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Partnership Agreement. This Amendment has been authorized by the General Partner pursuant to Article 11 of the Partnership Agreement and does not require execution by any Limited Partner or any other Person.

3.Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Third Amendment as of the date first set forth above.

GENERAL PARTNER:

MODIV INDUSTRIAL, INC.

By:	/s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

1